Exhibit-5.1


                        FROHLING, HUDAK & PELLEGRINO, LLC
                               COUNSELLORS AT LAW

                                17 Fulton Street
                            Newark, New Jersey 07102
                                 (973) 622-2800
                               (973) 622-2865 fax



                                          May 10, 2002



The Tirex Corporation
3828 St. Patrick
Montreal, PQ
Canada H4E 1A4

Ladies and Gentlemen:

      You have requested our opinion as U.S. Securities Counsel for The Tirex Corporation Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, and the Rules and Regulations promulgated thereunder, and the registration of an aggregate of three million, seven hundred twenty-five thousand, (3,725,000) shares of Common Stock of the Company (the "Shares"), $.001 par value, per share, issued pursuant to various Consulting and Employment Agreements between the Company and the Consultants and Employees (the "Agreements").

      We have examined the Company's Registration Statement on Form S-8 in the form to be filed with the Securities and Exchange Commission on or about May 10, 2002 (the "Registration Statement"), the Agreements, the Certificate of Incorporation of the Company as certified by the Secretary of State of the State of Delaware, the Bylaws and the minute books of the Company as a basis for the opinion hereafter expressed.

      Based on the foregoing examination, it is our opinion, and we so advise, that upon issuance and sale in the manner described in the Registration Statement and the exhibits thereto, the Shares will be legally issued, fully paid and nonassessable.

      We consent to the filing of this opinion as an exhibit to the Registration Statement.


                                           Very truly yours,

                                           /s/ Frohling, Hudak & Pellegrino, LLC
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                                           FROHLING, HUDAK & PELLEGRINO, LLC